Exhibit 99.1
For more information, contact:
Tom Miller
Chief Financial Officer
(818) 444-2325
tmiller@ixiacom.com
Ixia Announces 2009 Year End Results and Record Revenues for 2009 Fourth Quarter
Sequential Q4 Revenue Growth of 21% and Year-over-Year Growth of 37%
Growth due to Increased Demand in Core Business and Integration of Acquisitions
CALABASAS, CA— February 18, 2010— Ixia (Nasdaq: XXIA) today reported its financial results for the fourth quarter and year ended December 31, 2009.
Total revenues for the 2009 fourth quarter were a record $56.1 million, an increase of 37% over $41.0 million reported in the 2008 fourth quarter and an increase of 21% over the $46.4 million reported for the immediately preceding third quarter. Revenues for the 2009 fourth quarter include $6.9 million attributable to the acquisition of Agilent Technologies’ N2X Data Network Testing Product line on October 30, 2009 and $6.9 million related to the acquisition of Catapult Communications in June 2009.
On a GAAP basis, the Company recorded a net loss for the 2009 fourth quarter of $31.3 million, or $0.50 per share, compared to a net loss of $18.3 million, or $0.29 per share, for the 2008 fourth quarter. Results for the 2009 fourth quarter include a $27.6 million, or $0.44 per share, income tax charge to write-down the value of U.S. deferred tax assets. Non-GAAP net income for the 2009 fourth quarter was $4.1 million, or $0.06 per diluted share, compared to non-GAAP net income of $1.4 million, or $0.02 per diluted share, for the 2008 fourth quarter. Ixia’s non-GAAP 2009 fourth quarter results exclude charges of $2.5 million related to stock-based compensation, $2.8 million for acquisition-related costs, $4.9 million for the amortization of acquired intangible assets, $1.1 million related to restructuring expenses, and a net tax charge of $24.1 million related to (i) the items above and (ii) a valuation allowance recorded against the Company’s U.S. deferred tax assets. Non-GAAP results for the 2008 fourth quarter exclude charges of $2.9 million related to stock-based compensation, $1.4 million for the amortization of acquired intangible assets, $15.9 million for the impairment of certain investments (primarily auction rate securities), and a net tax benefit of $0.6 million related to these items.
“2009 was a pivotal year for Ixia, and the fourth quarter offered strong evidence of the success of our strategy,” commented Atul Bhatnagar, Ixia’s president and chief executive officer. “In the fourth quarter, we returned to sequential and year-over-year growth as core revenues increased by 9% sequentially and we got contributions from both of our acquisitions. Demand was broad- based on both a product line and geographic basis and we are cautiously optimistic that this demand will continue into 2010.”
“In the last year, we closed two significant acquisitions that extended our product line, expanded our addressable market and improved our prospects for continued growth,” continued Bhatnagar. “Integration of our Catapult acquisition is nearly complete and we were pleased with the bookings momentum in Q4. During the fourth quarter, we also closed the acquisition of Agilent Technologies’ N2X Data Network Testing Product line, clearly establishing Ixia as a global leader in Converged Ethernet IP and LTE testing. While the integration of N2X will continue through the first half of the year, we are already recognizing significant synergies and have announced total cost saving programs that are estimated to reduce our operating expenses by $22 million on an annualized basis. We are very excited about the growth potential of the new Ixia and believe that we are now optimally positioned to capitalize on any increase in demand for high performance testing as the market improves.”
On a GAAP basis, the Company realized a net loss for the 2009 full year of $44.2 million, or $0.70 per share, compared to a net loss of $15.9 million, or $0.24 per share, for the 2008 full year. Results for the 2009 full year include a $28.1 million, or $0.45 per share, income tax charge to write-down the value of U.S. deferred tax assets.
Ixia’s 2009 full year GAAP results include non-cash charges of $10.5 million related to stock-based compensation, $11.4 million for the amortization of acquired intangible assets, $1.8 million for certain inventory write-downs, $2.8 million for the impairment of certain investments, and a net tax charge of $14.9 million related to (i) the items above and (ii) a valuation allowance recorded against the Company’s U.S. deferred tax assets. Excluding the effects of these items, non-GAAP net income for the 2009 full year was $8.0 million, or $0.13 per diluted share, compared to $14.9 million, or $0.23 per diluted share, for the 2008 full year. Non-GAAP results for the 2008 full year exclude non-cash charges of $10.6 million related to stock-based compensation, $5.7 million for the amortization of acquired intangible assets, $20.2 million for the impairment of certain investments, and a net tax benefit of $5.8 million related to these items.
As of December 31, 2009, Ixia had cash, cash equivalents and investments of $79.0 million and no debt.
Ixia will host a conference call today, at 5:00 p.m., Eastern Time, for analysts and investors to discuss its 2009 fourth quarter results and its business outlook for the 2010 first quarter. Open to the public, a live Web cast of the conference call, along with supplemental financial information, will be accessible from the “Investors” section of Ixia’s Web Site (www.ixiacom.com). Following the live Web cast, an archived version will be available in the “Investors” section on the Ixia Web Site for 90 days.
Non-GAAP Information
To supplement our consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (“GAAP”), we have included certain non-GAAP financial measures in this press release and in the attachments hereto. Specifically, we have provided non- GAAP financial measures (e.g., non-GAAP cost of revenues, non- GAAP operating expenses, non-GAAP operating income, non-GAAP income tax expense, non-GAAP net income, and non-GAAP diluted earnings per share) that exclude certain charges such as stock-based compensation expenses, acquisition related costs incurred in 2009, the amortization of acquisition-related intangible assets, restructuring expenses, certain inventory write-downs, the impairment charges related to certain investments, and the related income tax effects of these items, as well as the income tax impacts of valuation allowances recorded against certain deferred tax assets. The aforementioned charges represent charges that may be difficult to estimate from period to period and that are not directly attributable to the underlying performance of our business operations. These non-GAAP financial measures are provided to enhance the user’s overall understanding of our financial performance. We believe that by excluding certain charges, as well as the related income tax effects, our non-GAAP measures provide supplemental information to both management and investors that is useful in assessing our core operating performance, in evaluating our ongoing business operations and in comparing our results of operations on a consistent basis from period to period. These non-GAAP financial measures are also used by management to plan and forecast future periods and to assist in making operating and strategic decisions. The presentation of this additional information is not prepared in accordance with GAAP. The information therefore may not necessarily be comparable to that of other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP. Investors are encouraged to review the reconciliations of GAAP to non-GAAP financial measures which are included below in this press release.
About Ixia
Ixia is a leading supplier of test, measurement and service verification solutions to Internet equipment manufacturers, carriers, service providers, government agencies and enterprises. Ixia’s platform is used to test IP networking equipment of all types and sizes, with powerful and flexible test applications that handle the widest range of Internet usage — from routing and switching to converged applications traffic to validating the service quality of live networks and services. Ixia’s multiplay test solutions are acknowledged as the market leader — addressing the growing need to test voice, video, and data services and network capability under real-world conditions.
For more information, contact Ixia at 26601 W. Agoura Road, Calabasas, CA 91302; (818) 871-1800, Fax: (818) 871-1805; Email: info@ixiacom.com or visit our Web Site at http://www.ixiacom.com. Ixia and the Ixia four-petal logo are registered trademarks or trademarks of Ixia. Other trademarks are the property of their respective owners.
Safe Harbor Under the Private Securities Litigation Reform Act of 1995:
Certain statements made in this press release are forward-looking statements, including, without limitation, statements regarding possible future revenues, cost savings, growth and profitability and future business and market share. In some cases, such forward looking statements can be identified by terms such as “may,” “will,” “should,” “could,” “would,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “project,” “predict,” “potential,” and variations of these words and similar expressions are intended to identify forward-looking statements. These statements reflect our current views with respect to future events and are based on assumptions and are subject to risks and uncertainties. These risks, uncertainties and other factors may cause our future results, performances or achievements to be materially different from those expressed or implied by our forward-looking statements and include, among other things: the current global economy, our success with the integration of our 2009 acquisitions of Catapult and Agilent Technologies’ N2X Data Network Testing Product line, competition, our ability to successfully defend any claims from taxing authorities in the various countries where we conduct business, consistency of orders from significant customers, our success in developing and producing new products, market acceptance of our products and our ability to realize all of the expected benefits of our restructuring plan. The factors that may cause future results to differ materially from our current expectations also include, without limitation, the risks identified in our Annual Report on Form 10-K for the year ended December 31, 2008, and in our other filings with the Securities and Exchange Commission. Many of these risks and uncertainties are outside of our control and are difficult for us to forecast or mitigate. We undertake no obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

IXIA
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	December 31,	December 31,
	2009	2008
Assets
Current assets:
Cash and cash equivalents	$15,061	$192,791
Short-term investments in marketable securities	10,337	9,850
Accounts receivable, net	55,765	34,001
Inventories	14,541	14,966
Deferred income taxes	—	4,855
Prepaid expenses and other current assets	9,727	4,981

Total current assets	105,431	261,444

Investments in marketable securities	53,582	3,657
Property and equipment, net	18,693	18,506
Deferred income taxes	—	14,945
Intangible assets, net	69,132	10,592
Goodwill	60,121	16,728
Other assets	2,129	2,554

Total assets	$309,088	$328,426

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$6,136	$4,729
Accrued expenses	21,253	18,823
Deferred revenues	29,842	19,558
Income taxes payable	1,263	452

Total current liabilities	58,494	43,562

Deferred revenues	7,309	6,109
Other liabilities	6,620	5,559

Total liabilities	72,423	55,230

Shareholders’ equity:
Common stock, without par value; 200,000 shares authorized at December 31, 2009 and 2008; 63,062 and 63,391 shares issued and outstanding as of December 31, 2009 and 2008, respectively	87,283	92,386
Additional paid-in capital	118,754	107,882
Retained earnings	28,979	73,182
Accumulated other comprehensive income (loss)	1,649	(254)

Total shareholders’ equity	236,665	273,196

Total liabilities and shareholders’ equity	$309,088	$328,426

IXIA
Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(unaudited)

	Three months ended		Year ended
	December 31,		December 31,
	2009	2008	2009	2008
Revenues:
Products	$45,273	$33,197	$142,871	$146,802
Services	10,818	7,775	35,123	29,065

Total revenues	56,091	40,972	177,994	175,867

Costs and operating expenses:(1)
Cost of revenues — products	10,751	7,471	36,722	32,411
Cost of revenues — services	1,292	1,322	3,859	4,475
Research and development	16,976	12,176	53,977	49,167
Sales and marketing	17,384	15,177	60,374	59,374
General and administrative	7,964	6,558	28,061	25,502
Amortization of intangible assets	4,906	1,382	11,391	5,664
Acquisition related	2,777	741	6,179	1,479
Restructuring	1,099	—	4,637	—

Total costs and operating expenses	63,149	44,827	205,200	178,072

Loss from operations	(7,058)	(3,855)	(27,206)	(2,205)
Interest and other income, net	588	636	2,160	6,574
Other-than-temporary impairment on investments	—	(15,945)	(2,761)	(20,243)

Loss before income taxes	(6,470)	(19,164)	(27,807)	(15,874)
Income tax expense (benefit)	24,865	(899)	16,396	21

Net loss	$(31,335)	$(18,265)	$(44,203)	$(15,895)

Loss per share:
Basic	$(0.50)	$(0.29)	$(0.70)	$(0.24)
Diluted	$(0.50)	$(0.29)	$(0.70)	$(0.24)

Weighted average number of common and common equivalent shares outstanding:
Basic	62,891	63,620	62,710	65,087
Diluted	62,891	63,620	62,710	65,087

(1)	Stock-based compensation included in:

Cost of revenues — products	$139	$145	$478	$513
Cost of revenues — services	53	55	182	195
Research and development	1,232	1,417	4,491	4,166
Sales and marketing	657	856	2,989	3,411
General and administrative	409	440	2,395	2,360

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Three months ended December 31,
	2009		2008
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$12,043	21.5%	$8,793	21.5%
Stock-based compensation(a)	(192)	-0.4%	(200)	-0.5%

Total cost of revenues — Non-GAAP	$11,851	21.1%	$8,593	21.0%

Operating expenses — GAAP	$51,106	91.1%	$36,034	87.9%
Amortization of intangible assets(b)	(4,906)	-8.7%	(1,382)	-3.4%
Acquisition related(c)	(2,777)	-5.0%	—	—%
Restructuring(d)	(1,099)	-2.0%	—	—%
Stock-based compensation(a)	(2,298)	-4.0%	(2,713)	-6.5%

Operating expenses — Non-GAAP	$40,026	71.4%	$31,939	78.0%

Loss from operations — GAAP	$(7,058)	-12.6%	$(3,855)	-9.4%
Effect of reconciling items(e)	11,272	20.1%	4,295	10.5%

Income from operations — Non-GAAP	$4,214	7.5%	$440	1.1%

Other-than-temporary impairment on investments — GAAP	$—	—%	$(15,945)	-38.9%
Effect of reconciling items(f)	—	—%	15,945	38.9%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax expense (benefit) — GAAP	$24,865	44.3%	$(899)	-2.2%
Effect of reconciling items(g)	(24,136)	-43.0%	596	1.5%

Income tax expense (benefit) — Non-GAAP	$729	1.3%	$(303)	-0.7%

Net loss— GAAP	$(31,335)	-55.9%	$(18,265)	-44.6%
Effect of reconciling items(h)	35,408	63.2%	19,644	48.0%

Net income — Non-GAAP	$4,073	7.3%	$1,379	3.4%

Loss per share — GAAP	$(0.50)		$(0.29)
Effect of reconciling items(i)	0.56		0.31

Diluted earnings per share — Non-GAAP	$0.06		$0.02

(a)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(b)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product Line and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product line in October 2009. Acquisition related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting, tax, valuation and other related services, integration related consulting fees, required regulatory costs and other related expenses. We believe that by excluding acquisition related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(d)	This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2009 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(e)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), and (d).

(f)	This reconciling item represents other-than-temporary impairments on our previous investments in auction rate securities and long term bonds issued by Lehman Brothers Holdings, Inc. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(g)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (f) as well as an income tax charge related to a valuation allowance against the Company’s U.S. deferred tax assets.

(h)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (f), net of tax.

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), and (f), net of tax, on a diluted per share basis.

IXIA
Non-GAAP Information and Reconciliation to Comparable GAAP Financial Measures
(in thousands, except percentages and per share data)
(unaudited)

	Year ended December 31,
	2009		2008
		% Total		% Total
	Amount ($)	Revenues	Amount ($)	Revenues
Total cost of revenues — GAAP	$40,581	22.8%	$36,886	21.0%
Inventory charges(a)	(1,785)	-1.0%	—	—%
Stock-based compensation(b)	(660)	-0.4%	(708)	-0.4%

Total cost of revenues — Non-GAAP	$38,136	21.4%	$36,178	20.6%

Operating expenses — GAAP	$164,619	92.5%	$141,186	80.3%
Amortization of intangible assets(c)	(11,391)	-6.4%	(5,664)	-3.2%
Acquisition related(d)	(6,179)	-3.5%	—	—%
Restructuring(e)	(4,637)	-2.6%	—	—%
Stock-based compensation(b)	(9,875)	-5.5%	(9,937)	-5.7%

Operating expenses — Non-GAAP	$132,537	74.5%	$125,585	71.4%

Loss from operations — GAAP	$(27,206)	-15.3%	$(2,205)	-1.3%
Effect of reconciling items(f)	34,527	19.4%	16,309	9.3%

Income from operations — Non-GAAP	$7,321	4.1%	$14,104	8.0%

Other-than-temporary impairment on investments — GAAP	$(2,761)	-1.6%	$(20,243)	-11.5%
Effect of reconciling items(g)	2,761	1.6%	20,243	11.5%

Other-than-temporary impairment on investments — Non-GAAP	$—	—%	$—	—%

Income tax expense — GAAP	$16,396	9.2%	$21	0.0%
Effect of reconciling items(h)	(14,925)	-8.4%	5,771	3.3%

Income tax expense — Non-GAAP	$1,471	0.8%	$5,792	3.3%

Net loss — GAAP	$(44,203)	-24.8%	$(15,895)	-9.0%
Effect of reconciling items(i)	52,213	29.3%	30,781	17.5%

Net income — Non-GAAP	$8,010	4.5%	$14,886	8.5%

Loss per share — GAAP	$(0.70)		$(0.24)
Effect of reconciling items(j)	0.83		0.47

Diluted earnings per share — Non-GAAP	$0.13		$0.23

(a)	This reconciling item consists of approximately $1.6 million for the write-down of certain inventory items and approximately $162,000 for the recognition of purchase price accounting related to the fair value of sold inventory attributable to the acquisition of Catapult Communications Corporation. While we may have additional inventory write-downs in the future as well as amortization of purchase price accounting adjustments, management excludes these expenses when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions. We believe that by excluding these charges, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(b)	This reconciling item represents stock-based compensation expenses. As stock-based compensation represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding stock-based compensation, investors are provided with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance. While we expect to continue to recognize stock-based compensation expense in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(c)	This reconciling item represents the amortization of intangible assets related to the acquisitions of various businesses and technologies such as the acquisitions of Catapult Communications Corporation, Agilent Technologies’ N2X Data Network Testing Product line and the acquisition of certain rights associated with the Chariot® product line from NetIQ Corporation. As the amortization expense represents a non-cash charge that is not directly attributable to the underlying performance of our business operations, we believe that by excluding the amortization of acquisition-related intangible assets, investors are provided with supplemental information that is useful in evaluating our ongoing operations and performance. While the amortization of intangible assets is expected to continue in the future, management also excludes this expense when evaluating current performance, forecasting future results, measuring core operating results, and making operating and strategic decisions.

(d)	This reconciling item represents costs associated with our acquisitions of Catapult Communications Corporation in June 2009 and Agilent Technologies’ N2X Data Network Testing Product line in October 2009. Acquisition related costs consist primarily of transaction and integration related costs such as success-based banking fees, professional fees for legal, accounting, tax, valuation and other related services, integration related consulting fees, required regulatory costs and other related expenses. We believe that by excluding acquisition related costs, we provide investors with supplemental information that is useful in comparing our ongoing operating results from period to period and in evaluating our core operations and performance.

(e)	This reconciling item represents costs associated with our restructuring plan announced during the second quarter of 2009 as well as the restructuring costs related to our acquisition of Catapult Communications Corporation. These costs primarily relate to one-time employee termination benefits consisting of severance and other related costs, as well as some facility-related costs. We believe that by excluding restructuring costs, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(f)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d) and (e).

(g)	This reconciling item represents other-than-temporary impairments on our previous investments in auction rate securities and long term bonds issued by Lehman Brothers Holdings, Inc. As these other-than-temporary impairments represent non-cash charges that are not directly attributable to the underlying performance of our business operations, we believe that by excluding these other-than-temporary impairments, we provide investors with supplemental information that is useful in comparing our operating results from period to period and in evaluating our core operations and performance.

(h)	This adjustment represents the income tax effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g) as well as an income tax charge related to a valuation allowance against the Company’s U.S. deferred tax assets.

(i)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax.

(j)	This adjustment represents the effects of the reconciling items noted in footnotes (a), (b), (c), (d), (e) and (g), net of tax, on a diluted per share basis.